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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ----------------
                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 29, 2002

                  THIRD MILLENNIUM TELECOMMUNICATIONS, INC.
 ----------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

           Florida                    0-16322                 84-1061207
           -------                  -----------             --------------
 (State or Other Jurisdiction       (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


         262 Old New Brunswick Avenue
         Piscataway, New Jersey                                08854
         ------------------------------                       --------
         (Address of Principal Executive Offices)            (Zip Code)

 Registrant's telephone number, including area code: (732) 465-1500 Ext. 2260


                    ----------------------------------
       (Former Name or Former Address; if Changed Since Last Report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

      Sobel & Co., LLC. the Registrant's certifying public accountants informed the registrant and the Securities and Exchange Commission on July 29, 2002 that the client-auditor relationship between the Registrant and Sobel & Co., LLC had ceased effective immediately. Sobel & Co., LLC informed the Registrant that the relationship ceased for non-payment of professional fees.

      None of the reports of Sobel & Co. LLC. for either of the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles, and the Registrant did not have any disagreements with such former auditors on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for either of the last two fiscal years or for the interim period through the date hereof.

      The Registrant failed to pay such professional fees to such former auditor due to a lack of available funds which with to make such payment.
The Registrant has been attempting, without success, to raise funds sufficient for such purpose, and there is no assurance that it will be able to do so.


ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      The Registrant has ceased all of its all ongoing operations. This followed the termination by WorldCom Wireless, Inc. of its reseller operations, and the resulting termination by WorldCom Wireless, Inc. of its Sales Agency Agreement with the Registrant, and the subsequent termination by Globalstar USA, Inc. of its Authorized Sales Agency Agreement with the Registrant. These terminations deprived the registrant of the ability to earn adequate cash flow and income to continue profitable operations or to pay it debts.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits:

      16.    Copy of letter of Sobel & Co., LLC responsive to SEC Rule S-B
304(a)(3)

      99.1 Copy of Press release dated July 26, 2002 reporting the termination of the Authorized Sales Agency Agreement between the Registrant and Globalstar USA, Inc.



                                  SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Third Millennium Telecommunications, Inc.


                                    By:    /s/ Rob Menaker
                                        ----------------------------------
                                        Rob Menaker, CEO.

July 30, 2002